UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 8, 2015
QEP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-36047	80-0918184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 8, 2015, QEP Midstream Partners LP (the “Partnership”) adopted a Code of Business Conduct (the “Code”) and a Code of Business Conduct and Ethics for Senior Financial Executives (the “Code for Senior Financial Executives”). The Code applies to all of the Partnership's directors, officers and employees, and supersedes the Partnership's prior Code of Business Conduct and Ethics. The adopted Code for Senior Financial Executives applies to the Chief Executive Officer; President; Chief Financial Officer; head of Finance; Controller; and persons performing similar functions. The revised Code and the Code for Senior Financial Executives are substantially similar to the codes of business conduct utilized by Tesoro Logistics LP and Tesoro Corporation the ultimate parent companies of the Partnership’s general partner. Copies of the Code and the Code for Senior Financial Executives, as revised, are located on the Partnership’s website at www.qepm.com.

The foregoing description is qualified in its entirety by reference to the Code and the Code for Senior Financial Executives which are filed as Exhibit 14.1 and Exhibit 14.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

14.1	Code of Business Conduct.
14.2	Code of Business Conduct and Ethics for Senior Financial Executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: January 13, 2015

QEP MIDSTREAM PARTNERS LP
By:	QEP Midstream Partners GP, LLC
Its general partner

By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description of the Exhibit

14.1	Code of Business Conduct.
14.2	Code of Business Conduct and Ethics for Senior Financial Executives.

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